Exhibit 99.1
Lifecore Biomedical Completes Restatements and Files Form 10-K for Fiscal Year 2023

Efforts now aligned toward the completion of its First Quarter Fiscal 2024 Report on Form 10-Q

CHASKA, Minn., March 20, 2024 (GLOBE NEWSWIRE) -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), announced today that it has filed its Annual Report on Form 10-K for the fiscal year ended May 28, 2023 (“FY23”) with the United States Securities and Exchange Commission (the “SEC”).

Form 10-K Filing and Restatement Overview

The FY23 Annual Report on Form 10-K filing contains the restatement of previously issued consolidated financial statements as of and for the fiscal years ended May 29, 2022 (“FY22”) and May 30, 2021 (“FY21”) included in the Company’s Annual Report on Form 10-K/A for the year ended May 29, 2022 filed with the SEC, the Company’s unaudited consolidated financial statements as of and for the periods ending August 30, 2020, November 29, 2020, February 28, 2021, August 29, 2021, November 28, 2021, February 27, 2022, August 28, 2022, November 27, 2022 and February 26, 2023 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC (collectively, the “Prior Financial Statements”).

The restatements correct errors involving the calculation of capitalized interest, valuation of inventories, and certain other adjustments related to previously divested businesses reflected in the Prior Financial Statements. In addition, the Company has adjusted certain other items that were previously identified and concluded as immaterial, individually and in the aggregate, to the Prior Financial Statements.

The more significant restatement adjustments to the Lifecore segment financial statements contained in the Prior Financial Statements, are described as follows:
•The Company restated inventories and cost of sales to write down inventories to their net realizable value as well as recording reserves for excess and obsolete inventories in FY22 and FY21 which reduced inventories and increased cost of sales during those periods.
•The Company restated property and equipment and interest expense to record capitalized interest on assets under construction in FY22 and FY21 which increased property and equipment and reduced interest expense during those periods.
•The Company restated the Lifecore segment revenues and cost of sales in FY21 to gross up revenues and cost of sales for certain performance obligations where the Company acted as a principal in the arrangements.
•The Company recorded an accounts receivable reserve for a specific customer in FY21 and FY22, which decreased accounts receivables and increased selling, general, and administrative expenses.
•The Company restated FY21 opening retained earnings to account for the cumulative effect of the above restatements.

The more significant restatement adjustments to the Company’s former Curation Foods segment financial statements are described as follows:
•The Company restated FY21 opening retained earnings related to its former Curation Foods businesses non-current other receivables that were not collectable prior to the fiscal year periods presented in the consolidated FY23 financial statements.
•The Company restated the presentation of certain operating costs and expenses of continuing operations and discontinued operations affecting FY22 and FY21.

Supplemental Information

Given the complexity of the Company’s restatements contained within the FY23 Annual Report on Form 10-K, the Company has furnished a supplementary summary of select financial data related to its ongoing Lifecore business to assist investors with their analysis of restated comparable financials. The 2023 Annual Report on Form 10-K and supplementary financial data package can be found in the Investors section of the Lifecore website at https://ir.lifecore.com/.

About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Exhibit 99.1

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the timing thereof, the Company’s ability to regain compliance with applicable listing standards under Nasdaq, and its ability expand its relationship with its existing customers. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Lifecore Biomedical, Inc. Contact Information:
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com